                                                                EXHIBIT 11.0

                            FOUNDATION HEALTH CORPORATION
                            EARNINGS PER SHARE CALCULATION
                         UTILIZING THE TREASURY STOCK METHOD
                      (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
                                     (RESTATED)



         PRIMARY
         -------
                                                                          QUARTER ENDED JUNE 30,          YEAR ENDED JUNE 30,
                                                                        --------------------------    ---------------------------
                                                                            1996          1995            1996           1995
                                                                        -----------    -----------    -----------    ------------

         Proceeds upon exercise of options outstanding                  $    82,612    $    46,780
                                                                         -----------    -----------
                                                                         -----------    -----------

         Average market price of common stock                           $     38.53    $     29.45
                                                                         -----------    -----------
                                                                         -----------    -----------

         Weighted average common shares outstanding                      58,776,537     57,115,655
         Issued shares - exercise of options                              2,593,214      1,863,165
         Shares assumed to be repurchased with proceeds from exercise    (2,144,027)    (1,588,539)
                                                                         -----------    -----------

         Weighted average shares outstanding (A)                         59,225,724     57,390,281     58,292,971     54,780,162
                                                                         -----------    -----------    -----------    ------------
                                                                         -----------    -----------    -----------    ------------

         Income from continuing operations (B)                          $    35,740    $    38,358    $   152,242    $    55,851
                                                                         -----------    -----------    -----------    ------------
                                                                         -----------    -----------    -----------    ------------

         Income (loss) from discontinued operations (C)                 $     6,300    $    (25,179)   $    (3,960)   $   (49,841)
                                                                         -----------    -----------    -----------    ------------
                                                                         -----------    -----------    -----------    ------------

         Net income (D)                                                  $    42,040     $    13,179    $   148,282    $     6,010
                                                                         -----------    -----------    -----------    ------------
                                                                         -----------    -----------    -----------    ------------

         Earnings (loss) per share:
             Continuing operations ( B / A )                            $      0.60    $      0.67    $      2.61    $      1.02
             Discontinued operations ( C / A )                          $      0.11    $     (0.44)   $     (0.07)   $     (0.91)
                                                                         -----------    -----------    -----------    ------------
         Net earnings  ( D / A )                                        $      0.71    $      0.23    $      2.54    $      0.11
                                                                         -----------    -----------    -----------    ------------
                                                                         -----------    -----------    -----------    ------------


         FULLY DILUTED
         -------------
                                                                          QUARTER ENDED JUNE 30,           YEAR ENDED JUNE 30,
                                                                        --------------------------    ---------------------------
                                                                            1996          1995               1996       1995
                                                                         -----------    -----------    -----------    ------------
         Proceeds upon exercise of options outstanding                  $    82,612    $    46,780
                                                                         -----------    -----------
                                                                         -----------    -----------

         Greater of average or end of period market price of
           common stock                                                 $     38.53    $     29.45
                                                                         -----------    -----------
                                                                         -----------    -----------

         Weighted average common shares outstanding                      58,833,659     57,204,332
         Issued shares - exercise of options                              2,593,792      1,863,908
         Shares assumed to be repurchased with proceeds from exercise    (2,144,027)    (1,588,539)
                                                                         -----------    -----------

         Weighted average shares outstanding (A)                         59,283,424     57,479,701     58,360,278     54,863,527
                                                                         -----------    -----------    -----------    ------------
                                                                         -----------    -----------    -----------    ------------

         Income from continuing operations (B)                          $    35,740    $    38,358    $   152,242    $    55,851
                                                                         -----------    -----------    -----------    ------------
                                                                         -----------    -----------    -----------    ------------

         Income (loss) from discontinued operations (C)                 $     6,300    $    (25,179)   $    (3,960)  $   (49,841)
                                                                         -----------    -----------    -----------    ------------
                                                                         -----------    -----------    -----------    ------------

         Net income (D)                                                 $    42,040    $    13,179    $   148,282    $     6,010
                                                                         -----------    -----------    -----------    ------------
                                                                         -----------    -----------    -----------    ------------

         Earnings (loss) per share:
             Continuing operations ( B / A )                            $      0.60    $      0.67    $      2.61    $      1.02
             Discontinued operations ( C / A )                          $      0.11    $     (0.44)   $     (0.07)   $     (0.91)
                                                                         -----------    -----------    -----------    ------------
         Net earnings  ( D / A )                                        $      0.71    $      0.23    $      2.54    $      0.11
                                                                         -----------    -----------    -----------    ------------
                                                                         -----------    -----------    -----------    ------------



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